UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

(781) 357-2333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	PULM	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 17, 2020, Pulmatrix, Inc. (the “Company”) held its 2020 annual meeting of stockholders (the “Annual Meeting”). A total of 17,515,283 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. Holders of the Company’s common stock were entitled to one vote per share. The matters submitted for a vote and the related results are set forth below.

(1)	Election of two directors to serve as Class III directors on our Board of Directors to serve until our 2023 Annual Meeting of Stockholders or until successors have been duly elected and qualified:

Director	For	Against	Withheld /Abstained	Broker Non-Votes
Michael J. Higgins	8,209,668	0	1,082,216	8,223,399
Mark Iwicki	7,573,032	0	1,718,852	8,223,399

(2)	Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the 2020 fiscal year:

For	Against	Withheld /Abstained	Broker Non-Votes
17,428,211	47,445	39,627	0

(3)	Approval, on an advisory basis, of the compensation paid to our named executive officers:

For	Against	Withheld /Abstained	Broker Non-Votes
7,613,464	1,498,386	180,034	8,223,399

(4)	Approval, on an advisory basis, of the frequency of future advisory votes on the compensation paid to our named executive officers:

1 year	2 year	3 year	Withheld/Abstained
3,412,145	195,634	5,477,998	206,107

For more information about the foregoing proposals, see the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 29, 2020, the relevant portions of which are incorporated herein by reference.

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: June 19, 2020	By:	/s/ Teofilo Raad
Teofilo Raad
Chief Executive Officer